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                                                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98446, Form S-8 No. 33-98442, Form S-8 No. 98444 and Form S-8
33-98440) pertaining to the Checkfree Corporation 1995 Stock Option Plan, Checkfree Corporation 1993 Stock Option Plan, Checkfree Corporation 1983 Incentive Stock Option Plan and Checkfree Corporation 1983 Non-Statutory Stock Option Plan, respectively, of our report dated April 19, 1996, with respect to the financial statements of Security APL included in the Current Report on Form 8-K of Checkfree Corporation dated May 9, 1996.


                                                        Ernst & Young LLP




May 17, 1996
Chicago, Illinois